Exhibit 99.1

RGS Energy Provides Preliminary Q4 2016 Results

Company Completes 1-for-30 Reverse Stock Split; Relocates Headquarters to Denver, Colorado

LOUISVILLE, CO, January 26, 2017 – RGS Energy (NASDAQ: RGSE), a residential and small commercial solar company since 1978, reported preliminary results for its fourth quarter ended December 31, 2016.

“Our preliminary fourth quarter results reflect strong sequential improvement in revenue, gross margin percentage and operating loss — all of which were driven by the increased access to capital during the quarter,” said Dennis Lacey, CEO of RGS Energy. “As planned, our financial position has markedly improved following our capital raises in 2016. Our indebtedness has been materially reduced and we have addressed previously outstanding aged vendors’ accounts payable.”

The following unaudited results are subject to the completion of RGS Energy’s quarterly closing and review procedures, as well as the regular annual audit by the company’s independent registered public accounting firm, and therefore is subject to change. RGS Energy plans to file its Annual Report on Form 10-K in the second week of March 2017.

(000's omitted and unaudited)	Preliminary Dec. 31, 2016	Last Quarter Reported Sept. 30, 2016	Year Ago Quarter Reported Dec. 31, 2015
Selected Balance Sheet Items:
Cash	$2,900	$1,378	$594
Line of Credit Balance	660	3,598	774
Convertible Debt (net of prepaid expenses)	140	5,388	0
Total Debt	800	8,986	774
Stockholder's Equity (Deficit)	5,000	(5,578)	(1,013)
Selected Income Statement Items:
Revenue for Quarter	$5,100	$2,463	$9,749
Gross Margin Percentage	23%	5%	16%
Operating Loss	(1,900)	(3,038)	(4,020)
Non-Cash Income (Expense)	(8,400)	(3,366)	203
Net Loss	(10,500)	(7,735)	(4,209)
Other Items:
Working Capital (Deficit)	$2,400	$(3,210)	$(5,060)
Backlog	8,400	12,593	16,698
Debt-to-Equity Ratio	16%

Non-cash expense for debt extinguishment were offset by a non-cash increase to additional paid in capital, and accordingly did not impair stockholders’ equity as shown in the table below. Such non-cash expense represented approximately 80% of the loss for the fourth quarter. The Company does not expect to incur material non-cash expense during 2017.

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The Company raised $10 million of convertible notes on April 1, 2016. Holders of the convertible notes began converting the notes on October 3, 2016. During the fourth quarter, the majority of the convertible notes were converted to Class A common stock. Under applicable accounting rules for complex financial instruments, the Company has recorded these conversions as follows:

(000’s omitted)
Statement of Stockholders’ Equity:
Fair value of Class A common stock exchanged for convertible notes	$17,300
Statement of Operations:
Amortization of debt discount and interest expense	(500)
Debt extinguishment on conversion of notes to Class A common stock	(8,500)
Net increase in Stockholders’ Equity	$8,300

Cash released from restricted cash account upon conversion, net of offering costs paid	$7,500

New Headquarters Location

RGS Energy will relocate its corporate headquarters from Boulder County to Denver, Colorado by the end of January. The new office is approximately 20 miles from the current location and significantly reduces rent expense.

“Our new corporate headquarters is conveniently located in downtown Denver, a commutable distance for our employees currently working out of the Boulder office,” noted Seth Wiggins, VP of sales. “It’s also ideally located to attract top talent for sales and sales support, which is a key element to our growth strategy.”

Reverse Stock Split

As reported today in a Form 8-K, the company consummated a 1-for-30 reverse split of its Class A common stock that became effective prior to the open of the U.S. markets. RGS Energy’s Class A common stock will begin trading on a split-adjusted basis today on the NASDAQ Capital Market under the same symbol, “RGSE.” The new CUSIP number for the Class A common stock is: 75601N500.

The effect of the reverse stock split is to combine each 30 shares of outstanding common stock into one new share, with no change in par value per share or the number of authorized shares, and the number of shares outstanding will reduce from approximately 36 million to 1.2 million.

Management believes the reverse stock split will allow the company to regain compliance with the Nasdaq requirement for a stock price in excess of $1.00 per share.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small commercial solar Company since 1978 which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

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Forward-Looking Statements and Cautionary Statements

The preliminary financial data discussed above consists of estimates derived from RGS Energy’s internal books and records and has been prepared by, and are the responsibility of, the company’s management. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the RGS Energy’s results of operations and financial positions, the effect of the reverse stock split, RGS Energy’s ability to regain compliance with Nasdaq’s continued listing requirements, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “hypothetical,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “future,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

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Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: the effect of electric power generation industry regulations in the states where RGS Energy operates, net electric power metering and related policies; the effect of future changes to federal and state incentives for renewables; the level of demand for RGS Energy’s solar energy systems; the availability of a sufficient, timely, and cost-effective supply of solar panels; RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, and to generate cash flow from operations; RGS Energy’s ability to achieve break-even and better results; and the resolution of contract disputes in its discontinued operations; RGS Energy’s ability to regain compliance with Nasdaq listing requirements; the effects of the reverse stock split discussed above on RGS Energy’s stock price; and the amount of any non-cash charges in future periods.

You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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